Exhibit 10.9

500 BOYLSTON STREET

Boston, Massachusetts

FIRST AMENDMENT TO LEASE

RHYTHM PHARMACEUTICALS. INC.

THIS FIRST AMENDMENT TO LEASE (this "First Amendment'") is made as of April 15, 2016 (the "Effective Date'") by and between 500 BOYLSTON & 222 BERKELEY OWNER (DE) LLC, a Delaware limited liability company, having an office at c/o Oxford Properties Group, 125 Summer Street, Boston, Massachusetts 02110 ("Landlord" and RHYTHM PHARMACEUTICALS, INC., a Delaware corporation, having an office at 500 Boylston Street, l l a Floor, Boston, Massachusetts 02116 ("Tenant").

Background

A.

Pursuant to the provisions of that certain Lease dated as of November 25,2015 (the "Lease"). Tenant leases from Landlord, and Landlord leases to Tenant, a space containing approximately 6,830 square feet of rentable area (the "Premises") on a portion of the eleventh (11th) floor of the building located at 500 Boylston Street, Boston, Massachusetts (the "Building")- Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Lease.

B.	Landlord and Tenant desire to enter into this First Amendment to change the rent commencement date under the Lease, in accordance with the terms and conditions set forth herein.

Agreement

NOW, THEREFORE, in consideration of the foregoing and mutual covenants contained herein, Landlord and Tenant hereby agree to modify and amend the Lease as follows:

1.	Rent Commencement Date. The definition of Rent Commencement Date in the Basic Lease Provisions of the Lease is hereby amended in its entirety to read as follows:

"Rent Commencement Date: June 1, 2016."

2.

Broker. Landlord and Tenant hereby represent and warrant to each other that neither has dealt with any real estate broker or agent in connection with the procurement of this First Amendment. Tenant shall indemnify and hold Landlord harmless from any costs, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any real estate broker or agent in connection with the procurement of this First Amendment claiming the same by, through or under Tenant.

3.

Ratification of Lease Provisions. Except as otherwise expressly amended, modified and provided for in this First Amendment, Landlord and Tenant hereby ratify all of the provisions, covenants and conditions of the Lease, and such provisions, covenants and conditions shall be deemed to be incorporated herein and made a part hereof and shall continue in full force and effect.

4.

Entire Amendment. This First Amendment contains all the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between the parties with respect to such subject matter.

5.	Binding Amendment. This First Amendment shall be binding upon, and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

6.	Governing Law. This First Amendment shall be governed by the laws of the Commonwealth of Massachusetts without regard to conflict of laws principles.

7.

Authority. Landlord and Tenant each warrant to the other that the person or persons executing this First Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this First Amendment.

8.

No Reservation. Submission of this First Amendment for examination or signature is without prejudice and does not constitute a reservation, option or offer, and this First Amendment shall not be effective until execution and delivery by each of the parties hereto.

9.

Counterparts. This First Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronic mail or facsimile version of an executed original of this First Amendment shall be deemed an original, and each of the parties hereto intends to be bound by an electronic mail or facsimile version of a fully-executed original hereof or of an electronic mail or facsimile version of executed counterpart originals hereof.

[SIGNATURES ON FOLLOWING PAGE]

EXECUTED under seal as of the date first above written.

LANDLORD:

500 BOYLSTON & 222 BERKELEY OWNER (DE) LLC, a Delaware limited liability company

By: /S/ Chad Remis
Name: Chad Remis
Title: Vice President

By: /S/ Kristen E. Binck
Name: Kristen E. Bink
Title: Assistant Secretary

TENANT:

RHYTHM PHARMACEUTICALS. INC., a Delaware corporation

By: /S/ Bart Henderson
Name: Bart Henderson
Title: PRESIDENT